                                                          EXHIBIT 10.32

                                      [*] =     CONFIDENTIAL TREATMENT REQUESTED
                                                             REDACTED


                          SOFTWARE LICENSE AGREEMENT

                                    BETWEEN

                             OKIDATA CORPORATION

                                      AND

                                 JETFAX, INC.

                      Effective Date: September 30, 1996

                          SOFTWARE LICENSE AGREEMENT

                               TABLE OF CONTENTS


Paragraph                                                   Page
---------                                                   ----
     1.   DEFINITIONS.................................         3
     2.   SUPPLIER WARRANTIES.........................         5
     3.   GRANT OF LICENSE............................         6
     4.   DUTIES OF SUPPLIER..........................         8
     5.   COMPENSATION................................         8
     6.   INTELLECTUAL PROPERTY PROTECTION............         9
     7.   TERMINATION.................................        11
     8.   TERM........................................        12
     9.   LIMITATION OF LIABILITY.....................        13
     10.  MISCELLANEOUS...............................        13
     11.  SURVIVAL....................................        14

SCHEDULES:

     A    SPECIFICATION
     B    SUPPLIER DOCUMENTATION
     C    ROYALTIES
     D    CUSTOM MODIFICATIONS
     E    DELIVERY
     F    MAINTENANCE
     G    CONFIDENTIALITY
     H    TRADEMARK USAGE
     I    ODC MFF Products

                          SOFTWARE LICENSE AGREEMENT


This Software License Agreement (the "Agreement") is entered into by and between:

JetFax, Inc. ("Supplier"), a California corporation having its principal business address at 1374 Willow Road, Menlo Park, CA 94025-1430, USA; and,

Oki Data Corporation ("ODC"), a Japanese corporation, having its principal business address at 4-11-22 Shibaura, Minato-ku, Tokyo 108, Japan.

                                   RECITALS

     A. Supplier is currently developing certain multi functional software referred to in portions of this Agreement as JetSuite(TM), in "Light" and "Pro" versions.

     B. ODC wishes to have JetSuite customized by Supplier to permit its operation with ODC's Multi Functional Peripheral Interface, and Supplier wishes to perform such customization for ODC.

     C. Supplier wishes to grant to ODC and ODC wishes to obtain from Supplier a non-exclusive worldwide license to distribute object code versions of JetSuite, as customized, together with supporting documentation, to purchasers of certain ODC multi functional products.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, Supplier and ODC agree as follows:

1.   DEFINITIONS

     As used herein, the following terms shall have the meanings set forth in this Paragraph:

     1.1 "SOFTWARE". That group of computer programs developed by or provided by Supplier known as "JetSuite(TM)", including the versions customized hereunder by Supplier for ODC's Multi Functional Peripheral Interface, which is more fully described in the Specification, together with all Maintenance Modifications thereto.

     1.2 "SPECIFICATION". The description of the design and function of the Software contained in Schedule A, attached hereto and incorporated herein.

     1.3 "AFFILIATE". A corporation, company, or other entity in which a party hereto owns, directly or indirectly, a beneficial interest of fifty percent (50%) or more, or which, directly or indirectly, owns a beneficial interest in fifty percent (50%) or more in such party or which directly or indirectly controls such party, or is directly or indirectly controlled by, or under common control with, such party and/or the parent company of such party. For the purpose of this definition, the term "controls", "controlled by", or "under common control with", as used with respect to any corporation, company or other entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, company or other entity, whether through the ownership of voting securities, or by contract, or otherwise.

     1.4 "SUPPLIER DOCUMENTATION". The documentation, prepared by Supplier in machine-readable form, of the design and operation of the Software, as listed and described in Schedule B attached hereto and incorporated herein.

     1.5 "ODC DOCUMENTATION". A derivative work of Supplier Documentation prepared by ODC, or its sublicensees, by editing, reorganizing, and expanding the Supplier Documentation into the format and trade dress deemed appropriate by ODC, or its sublicensees, for purposes of marketing the ODC MFF Products.

     1.6 "DOCUMENTATION". A term that includes both Supplier Documentation and ODC Documentation.

     1.7 "ERROR". A defect in the Software which causes the Software not to operate substantially in accordance with the Specification, or a mistake in the Supplier Documentation which causes such a result, or which substantially misleads the reader in the operation or maintenance of the Software.

     1.8 "MAINTENANCE MODIFICATION". A modification or revision to the Software made by Supplier that (i) corrects an Error, (ii) supports a new release of an operating system designated in the Specification with which the Software is designed to operate; or, (iii) make enhancements or improvements in efficiency or effectiveness, or constitutes any other change made at the option of Supplier for the convenience of Supplier, within existing functions without adding new features.

     1.9 "ODC MFF PRODUCTS". Multi function hardware products and associated software developed by or provided by ODC that makes use of ODC's Multi Functional Peripheral Interface as more fully described in Schedule I.

     1.10 "END-USER". A third party using the Software and Documentation for ordinary and customary business and personal use and not for redistribution.

     1.11 "RESELLER". A third party, such as distributor, dealer or private label supplier, in ODC's chain of distribution that distributes the Software and Documentation to other Resellers or to End Users.

     1.12 REVENUE UNIT". One unit, determined for royalty purposes, as described in Schedule C, attached hereto and incorporated herein.

     1.13 "NON-REVENUE UNIT". One unit, determined for royalty purposes, as described in Schedule C.

     1.14 "MAINTENANCE SOURCE CODE". Source Code of certain portions of the Software made available to ODC for maintenance purposes pursuant to Paragraph 4.1 of this Agreement, as described in Schedule D.

     1.15 "ODC-SUPPLIED SOFTWARE". Certain software of ODC, in object code form, made available to Supplier to assist in its customization effort on behalf of ODC, as described in Schedule D.

2.   SUPPLIER WARRANTIES

     2.1 Ownership. Supplier warrants that is owns (and to the extent developed during the term of this Agreement, that it will own) or otherwise has the full and complete right to license (and to the extent developed during the term of this Agreement, that it will have the full and complete right to license) the Software and Supplier Documentation and that there are no claims, liens or clouds on such title or such rights.

     2.2 Conformance With Specifications. Supplier warrants that the Software and Supplier Documentation shall comply in all material respects with the Specification and shall function on the machines and with the operating systems identified in the Specification.

     2.3 Preservation of Intellectual Property Rights. Supplier warrants that the

     Software and Supplier Documentation, or any portions thereof, have not been published or made available outside of Supplier without appropriate proprietary or copyright notices where required to preserve Supplier's ownership and proprietary rights therein.

     2.4 Warranty Disclaimer. SUPPLIER MAKES NO WARRANTIES, OTHER THAN THOSE SET FORTH IN THIS PARAGRAPH 2, WHETHER EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE SOFTWARE, INCLUDING THE CUSTOM SOURCE CODE, WILL RUN ERROR-FREE. ODC has provided the opportunity under this Agreement to test and evaluate the Software and is responsible for determining the suitability of the Software for its purposes.

     2.5 Remedy Limitation. ODC's sole remedy against Supplier for breach of warranty of Paragraph 2.2 of this Agreement shall be to request a Maintenance Modification and, if such Maintenance Modification is not effected so as to correct the Error, to terminate this Agreement. The foregoing limitation of remedies shall not apply to the enforcement of ODC's right to damages or equitable relief for breach of the warranties contained in Paragraphs 2.1 and 2.3 hereof, to enforcement of the indemnities set forth in this Agreement, or to any remedies either party may seek with respect to infringement of its trademarks, trade names, or other intellectual property rights.

3.   GRANT OF LICENSE.

     3.1 Software. Supplier grants to ODC a nonexclusive, non-transferable worldwide right and license, in compliance with the terms of this Agreement, to reproduce the Software for inclusion in the ODC MFF Products, in object code form only, and to market and distribute copies of the Software, as included in the ODC MFF Products, in object form only, to its Affiliates, Resellers and End Users under sublicenses that comply with Paragraphs 6.4, 6.5 and 6.7 hereof.

     3.2 Documentation. Supplier grants to ODC a nonexclusive, non-transferable worldwide right and license, in compliance with the terms of this Agreement, to copy the Supplier Documentation, to prepare ODC Documentation as a derivative work thereof, and to copy and distribute the ODC Documentation as part of the ODC MFF Products to its Affiliates, Resellers and End Users under sublicenses that comply with Paragraphs 6.4,
     6.5 and 6.7 hereof.

     3.3 Demo Units. Supplier grants to ODC a nonexclusive, non-transferable worldwide right and license, in compliance with the terms of this Agreement, to make a total of [*] demonstration and training copies of the Software and associated ODC Documentation for use by ODC and its sales force in demonstration and training



     [*] = Confidential Treatment Requested
     activities. Each such demonstration and training copy shall be prominently marked with a legend stating "Demonstration and Training Copy--No Sale, Transfer or Copying Authorized."

     3.4 Maintenance Source Code. Supplier grants to ODC a nonexclusive non-transferable, royalty-free internal company license to use and copy the Maintenance Source Code, at a secure ODC site, for the limited purposes of enabling ODC employees: (i) to understand its design, structure and interface with the ODC MFF Products; and, (ii) when and to the extent permitted under this Agreement, to correct Errors and to make other maintenance modifications.

     EXCEPT AS SET FORTH IN THIS SUBPARAGRAPH 3.4, ODC HAS NO RIGHT TO USE, DISCLOSE, MODIFY, TRANSFER, SUBLICENSE OR OTHERWISE DISTRIBUTE THE MAINTENANCE SOURCE CODE, AND ODC SHALL PROTECT THE MAINTENANCE SOURCE CODE UNDER ALL PROVISIONS FOR CONFIDENTIALITY UNDER THIS AGREEMENT.

     3.5 Trademarks. Supplier grants to ODC a non-exclusive, non-transferable, worldwide, royalty-free right to use and reproduce certain of Supplier's logos, trademarks and servicemarks in connection with the distribution and promotion of the ODC MFF Products. ODC agrees to use such logos, trademarks and servicemarks in a manner approved by Supplier and consistent with Schedule H, attached hereto and incorporated herein.

     3.6 Compliance. The licenses granted to ODC hereunder extend to its Affiliates and any third party approved by Supplier; provided, however, that ODC represents and warrants that such sublicensed Affiliates and third parties shall be bound fully by the terms and conditions of this Agreement.

     3.7 Cooperation. Supplier agrees to deliver to ODC all such duly executed instruments (to be supplied by ODC) of license, application papers and rightful oaths as are (i) necessary to vest in ODC, or any designee of ODC, the foregoing rights in the Software Documentation, and (ii) necessary or useful in enforcing and defending such rights.

     3.8 Commencement. The license grants made by Supplier under this Paragraph 3 shall be deemed made as of the Effective Date of this Agreement.

     3.9    Product Configuration. [*]

[*] = Confidential Treatment Requested

                      [*]
               (ii)


4.   DUTIES OF SUPPLIER

     4.1 Custom Modifications. Supplier shall develop certain custom modifications to its JetSuite software to permit it to operate in the environment of the ODC MFF Products and ODC's Multi Functional Peripheral Interface on a schedule and for compensation, the terms of which are described in Schedule D, attached hereto and incorporated herein.

     4.2 Deliverables. Supplier shall furnish to ODC copies of the Software, Maintenance Source Code and Supplier Documentation incorporated herein.

     4.3 Maintenance. Supplier shall maintain the Software and the Supplier Documentation on terms and for compensation as set forth in Schedule F attached hereto and incorporated herein.

     4.4 Technical Assistance and Training. Supplier agrees to provide, at no additional costs to ODC, up to 20 hours of technical assistance and training, at times and places to be designated by ODC, for the purpose of transferring the Software to ODC and training selected ODC personnel, and, if requested by ODC, ODC licensees, in the application, use and maintenance of the Software. Supplier represents that Supplier has sufficient trained personnel to perform the foregoing. In the event such technical assistance and training sessions take place at a location other than Supplier's facility in Menlo Park, ODC will reimburse Supplier for its reasonable authorized travel and living expenses according to ODC's then current practices, with receipts to be provided to ODC for all expenses in excess of $25.00 US.

     4.5 Option. Supplier agrees to offer to ODC the option to license any multi-function software product Supplier may develop that it offers for license on a non-exclusive basis, including any upgraded version of JetSuite, on terms, except prices, similar to those set forth in this Agreement. ODC shall have sixty (60) days, following any such offer by Supplier, to respond with an expression of interest or no interest in accepting such a license.

5.   COMPENSATION

     5.1 Royalties. In consideration of the rights and licenses conveyed herein to ODC in and to the Software and Documentation, as well as the obligations to be performed by

[*] = Confidential Treatment Requested

     Supplier hereunder, ODC agrees to compensate Supplier (i) for the custom modifications addressed in Paragraph 4.1 hereof on the terms set forth in Schedule D; and (ii) in accordance with the royalties and other terms set forth in Schedule C.

     5.2 Demo Units. Unless specifically provided otherwise in Schedule C, no royalty shall be due or payable with respect to the [*] copies of the Software and the ODC Documentation licensed pursuant to Paragraph 3.3 hereof, provided each such copy is marked "Demonstration and Training Copy--No Sale, Transfer or Copying Authorized" and is used only for demonstration and training purposes.

     5.3 Reporting. ODC shall keep accurate and complete records of all copies made of the Software and the description of such copies. ODC shall allow an independent certified public accountant, chosen and paid by Supplier, at reasonable intervals and during normal business hours of ODC, to examine all books and records relating to the copying, distribution, and sublicensing of the copies of the Software and ODC's Documentation for purposes of determining royalties that have accrued. ODC shall deliver to Supplier within sixty (60) days following the end of each quarter of ODC's fiscal year, a written report showing the number of copies of the Software, identifying Revenue Units and Non-Revenue Units, distributed by ODC during the preceding period.

     5.4 Payment. Payments to Supplier for royalties and for custom modifications shall be made by ODC on the terms set forth in Schedules C and D respectively.

6.   INTELLECTUAL PROPERTY PROTECTION

     6.1 Supplier Ownership. Title to and ownership of the Software and Supplier Documentation, including the Maintenance Source Code, as well as any modifications thereto made during the term of this Agreement, shall at all times remain with Supplier, and ODC shall not be deemed to have acquired hereby any title or ownership therein.

     6.2 ODC Ownership. Title to and ownership of the ODC-Supplied Software, as well as any modifications thereto made during the term of this Agreement, shall at all times remain with ODC, and Supplier shall not be deemed to have acquired any title or ownership therein. Supplier shall not disclose, transfer, sublicense or otherwise distribute the ODC-Supplied Software to any third party in any form.

     6.3 Confidentiality. The parties have entered into a Proprietary Rights and Non Disclosure Agreement effective March 25, 1996 ("Confidentiality Agreement"), attached hereto and incorporated herein as Schedule G, which expires by its terms one year following the effective date. The parties hereby agree that the expiration date of the Confidentiality Agreement shall be extended so that it expires on the expiration date of this Agreement. All other provisions of the Confidentiality Agreement are unchanged and in full force and effect.

[*] = Confidential Treatment Requested

     6.4 ODC Protection. ODC shall take, and shall require its sublicensees to take, all reasonable precautions, including those specifically requested by Supplier, necessary to protect and preserve the rights of Supplier in and to the Software and Supplier Documentation. In this connection, notwithstanding the "sale" or "transfer" of the ODC MFF Products, each transfer by ODC or its sublicensees of the Software and/or Supplier Documentation to an End User shall be pursuant to a written End User License Agreement, the form of which is approved by Supplier.

     6.5 Marketing. The Software shall be marketed on a joint logo basis in the trade dress of ODC, or its sublicensees, with a byline identifying Supplier. ODC Documentation shall contain the following notice after the title of the Program:

     "JetSuite(TM), a trademark of JetFax, Inc.; Copyright (C) 19__ JetFax, Inc., edited and distributed by [ODC or sublicensee] under license. All
                                      ------------------
     rights reserved"

     The year of copyright shall be as designated by Supplier (currently, "1996") and the name of the sublicensee as designated by ODC.

     6.6 Cooperation. The parties shall, to the extent commercially reasonable under the circumstances, cooperate in the enforcement of all rights in the Software and Documentation against infringers.

     6.7 Reverse Engineering. ODC shall not reverse-assemble, reverse-compile, or reverse-engineer the Software. ODC shall require of all employees, Affiliates, Resellers, End-Users and any third parties who are given access to the Software and Documentation, whether as part of the ODC MFF Product organization or otherwise, that they not, except as expressly authorized in this Agreement, copy, modify, distribute, reverse-engineer, reverse-assemble, or reverse-compile the Software. ODC shall use all reasonable efforts to enforce such requirement.

     6.8 ODC Documentation Review. ODC shall, following receipt of the Software and the Supplier Documentation, provide to Supplier a final draft of the ODC Documentation for Supplier's review. Supplier shall review the ODC Documentation for technical accuracy and within 14 days, report to ODC in writing, any perceived inaccuracies and recommend corrections. ODC shall incorporate into the ODC Documentation any such recommended corrections necessary to ensure technical accuracy.

     6.9 Product Review. ODC shall furnish to Supplier, prior to publication or other dissemination, a copy of each version of the ODC MFF Product to be distributed by ODC and representative copies of all other material and publications that use or display the trade name, logos, trademarks or servicemarks of Supplier. Supplier shall, after its review, return to ODC such ODC MFF Products and other material and publications. ODC shall make such changes as Supplier may reasonably require to ensure proper use of its intellectual property and to avoid any statement that is, in Supplier's business judgment, inaccurate, objectionable, or misleading. Neither party shall have the right to use the other's intellectual property except in connection with the ODC MFF Products and the promotion and publication thereof.

     6.10 Infringement Indemnity. Supplier agrees to defend, indemnify, and hold harmless ODC from and against any claims that the Software or Supplier Documentation infringes a U.S., Canadian, European, Japanese or Chinese
     (PRC) copyright, trademark, trade secret, or other intellectual property right of any other party. If such a claim arises, or if in Supplier's judgment is likely to arise, Supplier may, at its sole option, procure the right for ODC to continue to exercise its rights and licenses granted herein, or to replace or modify the Software or Supplier Documentation in a functionally equivalent manner so they become non-infringing. If neither of the foregoing alternatives is available on terms that are reasonable in Supplier's judgment, ODC, upon written request by Supplier, may return the Software, Maintenance Source Code and Supplier Documentation to Supplier and shall receive, as its sole remedy, reimbursement of the amounts paid to Supplier hereunder with respect to distribution in the country or countries in which the alleged infringement occurred. Notwithstanding the foregoing, Supplier shall have no obligation of indemnity with respect to claims arising out of (i) modifications made by ODC or its licensees; or, (ii) any combination of the Software or Documentation with data not supplied by Supplier, or with the software or hardware supplied by ODC or its licensees, excluding ODC MFF Products.

     6.11 Misstatement Indemnity. ODC agrees to defend, indemnify, and hold harmless Supplier from and against any claims based on or arising out of any statements or representations made by ODC, or its Affiliates, or the employees or agents of any of them, or placed in the ODC Documentation, that are not accurately derived from the Supplier Documentation or the Specification, except for any such statement or representation contained in the ODC Documentation reviewed by Supplier pursuant to Paragraph 6.8 and not recommended for correction by Supplier.

     6.12 Conditions of Indemnity. The foregoing indemnities are conditioned on the following:

     (i) Prompt written notice of any claim for which indemnity is sought, by the party claiming indemnification, together with an offer to permit the indemnifying party to conduct the defense;

     (ii) Cooperation in the defense of any such claim, with each party bearing its own respective costs of such cooperation; and

     (iii) Sole control of the indemnifying party over any defense, settlement or offer of settlement regarding any such claim.

7.   TERMINATION

     7.1 Bankruptcy. This Agreement may be terminated by either party in the event that the other party is adjudicated bankrupt, or if a receiver or trustee is appointed for such party or for a substantial portion of its assets, or if any assignment for the benefit of its creditors is made and such adjudication, appointment or assignment is not-set aside within sixty
     (60) days.

     7.2 Material Breach. In the event of a material breach of this Agreement, including, without limitation, Supplier's failure to deliver the required custom modifications of the Software, which breach is not cured or otherwise resolved within sixty (60) days after written notice from the other party, the party giving notice may choose, at its sole discretion, to pursue its remedies at law subject to the other provisions of this Agreement, or to terminate this Agreement.

     7.3 Stop Work. Upon receipt of a termination notice from ODC, unless the parties specifically agree otherwise in writing, Supplier must immediately stop all further non-recurring engineering ("NRE") cost incurrence hereunder relating to custom modifications for ODC, and no such costs incurred following such notice shall be reimbursable.

     7.4 Maintenance. In the event of termination of this Agreement by ODC, all obligations of Supplier to ODC for maintenance and support shall cease.

     7.5 End User sublicenses and royalties. Termination of this Agreement shall have no effect on End User sublicenses granted by or through ODC prior to the effective date of such termination, or on any unfulfilled obligation of ODC to pay royalties for copies of the Software made and distributed at any time.

     7.6 Confidentiality. Neither termination nor expiration of this Agreement shall relieve either party of its continuing obligations of confidentiality and non-disclosure expressed herein.

     7.7 Maintenance Source Code Return. Seven (7) years following any termination of this Agreement, ODC shall promptly return to Supplier the Maintenance Source Code furnished hereunder.

8.   TERM

     8.1 Duration. This Agreement shall commence as of the Effective Date set forth at the end of this Agreement and, unless terminated earlier pursuant to the provisions of Paragraph 7 hereof, shall continue in effect for five
     (5) years, at which time it shall expire.

     8.2 Effect of Expiration. Upon expiration of this Agreement, all distribution rights granted hereunder shall cease, however, expiration shall have no effect on End User sublicenses granted by or through ODC prior to the effective date of expiration, or on any unfulfilled obligation of ODC to pay royalties for copies of the Software made and distributed at any time. Seven (7) years following expiration of this Agreement, ODC shall promptly return to Supplier the Maintenance Source Code furnished hereunder.

9.   LIMITATION OF LIABILITY.

     EXCEPT FOR CLAIMS INVOLVING PERSONAL INJURY OR DEATH, INTENTIONAL MISAPPROPRIATION OF THE INTELLECTUAL PROPERTY OF A PARTY BY THE OTHER PARTY OR THE LOSS OF VALUABLE INTELLECTUAL PROPERTY THROUGH THE FAILURE OF THE OTHER PARTY TO PROTECT IT AS REQUIRED HEREUNDER, IN NO EVENT SHALL EITHER PARTY OR THEIR AFFILIATES OR LICENSEES BE ENTITLED TO ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) OR DAMAGES EXCEEDING THE AMOUNTS THERETOFORE PAID TO SUPPLIER UNDER THIS AGREEMENT, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED ON BREACH OR REPUDIATION OF CONTRACT, WARRANTY, BUSINESS TORT, NEGLIGENCE, OR OTHERWISE.

10.  MISCELLANEOUS

     10.1 Independent Contractors. Nothing contained in this Agreement or done in pursuance thereof shall be deemed to constitute (i) a joint venture between ODC or its Affiliates and Supplier, or (ii) any party hereto the agent of the other party for any purpose whatsoever.

     10.2 Survival of Basic Understanding. If any provision of this Agreement is held to be unenforceable or illegal for any reason, such decision shall not affect the validity or enforceability of the remaining portions hereof, provided that with respect to any material provision deemed to be unenforceable or illegal, the parties shall negotiate in good faith to achieve a new legally enforceable provision which most closely approximates the original intent of the provision declared unenforceable or illegal.

     10.3 Amendments. Any amendments or alterations hereof shall be valid only when made in writing and executed by authorized representatives of both parties.

     10.4 Notices. Notices and other formal communications by a party under this Agreement shall be deemed given when delivered at the address below (or such other address as may be furnished by either party hereafter) as evidenced by registered mail return receipt or by telex, or facsimile transmission followed by registered mail or other hard copy.

          For ODC:            Oki Data Corporation
                              4-11-22 Shibaura, Minato-Ku
                              Tokyo, 108, Japan
                              Attn: Hiroyuki Sakai

          For Supplier:       JetFax, Inc
                              1376 Willow Road,
                              Menlo Park, CA 94025-1430 USA
                              Attn: Rudy Prince

     10.5 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors or assigns of each party, however, this Agreement is not assignable by either party without the prior written consent of the other party, except that this Agreement may be assigned to an Affiliate, or to a successor to all or substantially all of the assets and business of the assigning party, provided that such Affiliate or successor in interest agrees to perform all the responsibilities of the assigning party and the assigning party guarantees such performance.

     10.6 Non-Waiver. Either party's waiver of any instance of the other's non-compliance with this Agreement shall not be deemed a waiver of any future non-compliance.

     10.7 Force Majeure. Neither party hereto shall be liable for any delay or failure to perform any provision of this Agreement if such delay or failure arises directly or indirectly out of any act of nature, acts of a public enemy, earthquake, flood, government order, riot or any other cause beyond the reasonable control of ODC or Supplier.

     10.8 Governing Law and Dispute Resolution. This Agreement and the performance of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California, USA. All disputes, controversies or differences which may arise between the parties hereto out of, in relation to or in connection with this Agreement, or the breach hereof, shall be settled by binding arbitration held in San Francisco, California, pursuant to the rules of the American Arbitration Association.

     10.9 Integration. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter of this license, and merges all proposals, prior discussions or prior agreements between them.

     11.    SURVIVAL

     Paragraphs 1,2,6,8,9, and 10 shall survive for five (5) years after termination or expiration of this Agreement.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have caused this

Agreement to be executed and consider the same to be effective as of September 30, 1996 ("Effective Date").


Supplier:

JETFAX, INC.

By: /s/ Edward R. Prince III
   --------------------------

Title:  PRESIDENT
      -----------------------



ODC:

OKI DATA CORPORATION

By: /s/ Y. Shinaisho
   --------------------------

Title:  General Manager
      -----------------------

                          SOFTWARE LICENSE AGREEMENT

                           SCHEDULE A: SPECIFICATION


A.1  Design & Function. [*]


A.2  ODC MFF Products. [*]


A.3  Operating Systems. [*]


A.4  Communications. [*]


A.5  Schedule. [*]





JetFax Company Confidential                                              Page 16


[*] = Confidential Treatment Requested

                  JETSUITE for OKI Functional Specification:
                            APPLICATION AND DRIVERS
                               (C) JetFax, Inc.
                                   11/12/96

                                    Rev 15

1. DOCUMENT SCOPE............................................................ 18

2. REFERENCES................................................................ 18

   2.1 [*]................................................................... 18
   2.2 [*]................................................................... 19
   2.3 [*]................................................................... 19
   2.4 [*]................................................................... 19
   2.5 [*]................................................................... 19

3. JETSUITE DRIVERS.......................................................... 19

   3.1 [*]................................................................... 19
   3.2 [*]................................................................... 20
      3.2.1 [*].............................................................. 20
   3.3 [*]................................................................... 22
      3.3.1 [*].............................................................. 22
      3.3.2 [*].............................................................. 22
   3.4 [*]................................................................... 23
      3.4.1 [*].............................................................. 23
      3.4.2 [*].............................................................. 23
      3.4.3 [*].............................................................. 23
      3.4.4 [*].............................................................. 24
   3.5 [*]................................................................... 24
   3.6 [*]................................................................... 24
   3.7 [*]................................................................... 24
      3.7.1 [*].............................................................. 24
      3.7.2 [*].............................................................. 25
      3.7.3 [*].............................................................. 26
      3.7.4 [*].............................................................. 26
      3.7.5 [*].............................................................. 26
   3.8 [*]................................................................... 27
   3.9 [*]................................................................... 27
   3.10 [*].................................................................. 27
   3.11 [*].................................................................. 28
      3.11.1 [*]............................................................. 28
      3.11.2 [*]............................................................. 28
   3.12 [*].................................................................. 28
   3.13 [*].................................................................. 29

4. JETSUITE APPLICATION...................................................... 29

   4.1 [*]................................................................... 29


[*] = Confidential Treatment Requested

JetFax Company Confidential                                              Page 17

4.2 [*]...................................................................... 29
4.3 [*]...................................................................... 30
4.4 [*]...................................................................... 31
4.5 [*]...................................................................... 31
4.6 [*]...................................................................... 32
4.7 [*]...................................................................... 32
4.8 [*]...................................................................... 32
4.9 [*]...................................................................... 32
4.10[*]...................................................................... 32
4.11[*]...................................................................... 33
4.12[*]...................................................................... 33
4.13[*]...................................................................... 33
4.14[*]...................................................................... 34

                               Table of Figures

Figure 1 [*]................................................................. 20
Figure 2 [*]................................................................. 21
Figure 3 [*]................................................................. 23
Figure 4 [*]................................................................. 24
Figure 5 [*]................................................................. 27
Figure 6 [*]................................................................. 27
Figure 7 [*]................................................................. 28
Figure 1 [*]................................................................. 30
Figure 1 [*]................................................................. 34


Document Scope
[*]


References
[*]


[*] = Confidential Treatment Requested



JetFax Company Confidential                                              Page 18

[*]



JetSuite Drivers


Overview

[*]


[*] = Confidential Treatment Requested


JetFax Company Confidential                                              Page 19

                                      [*]
                       Figure 1: JetSuite Block Diagram


Status Monitor

Overview
[*]





JetFax Company Confidential                                              Page 20


[*] = Confidential Treatment Requested

                                      [*]
                    Figure 2: Status Monitor Block Diagram

System Configuration
[*]



Printer setup
[*]


Scanner setup
[*]


[*] = Confidential Treatment Requested

JexFax Company Confidential                                              Page 21

[*]


MFP Daemon
[*]


Status Monitor API
[*]


[*] = Confidential Treatment Requested


JetFax Company Confidential                                              Page 22

TWAIN Driver

                                      [*]
                     Figure 3: TWAIN Driver Block Diagram

[*]

TWAIN API
[*]

Scan MFPI Client Comm
[*]

Status API
[*]


[*] = Confidential Treatment Requested

JetFax Company Confidential                                              Page 23

[*]

Setup Dialog
[*]


                                      [*]
                   Figure 4: Basic MFPI Client Block Diagram

[*] = Confidential Treatment Requested


JetFax Company Confidential                                              Page 24

[*]

Common Client API
[*]


[*] = Confidential Treatment Requested

JetFax Company Confidential                                              Page 25

[*]


[*] = Confidential Treatment Requested

JetFax Company Confidential                                              Page 26

Print Client

                                      [*]
                     Figure 5: Print Client Block Diagram

Fax Client

Scan Client

                                      [*]
                      Figure 6: Scan Client Block Diagram


JetFax Company Confidential                                              Page 27

[*] = Confidential Treatment Requested

Memory Clients


                                      [*]
                     Figure 7: Memory Client Block Diagram

[*]

[*] = Confidential Treatment Requested

JetFax Company Confidential                                              Page 28

                                      [*]

[*]

JetSuite Application

Overview
[*]

Desktop
[*]


[*] = Confidential Treatment Requested

JetFax Company Confidential                                              Page 29

[*]

                          Diagram of Computer Screen [*]

                                      [*]
                   Figure 8: JetSuite Desktop User Interface

[*]

Viewing
[*]


[*] = Confidential Treatment Requested

JetFax Company Confidential                                              Page 30

[*]

Printing
[*]

Faxing
[*]

Scanning
[*]


[*] = Confidential Treatment Requested


JetFax Company Confidential                                              Page 31

Copying
[*]

PCL Emulation
[*]

Memory Requirements
[*]

Host Installer/Uninstaller & Localization
[*]


[*] = Confidential Treatment Requested


JetFax Company Confidential                                              Page 32

[*]

Format of Deliverables
[*]

Documentation
[*]

Testing and Qualification
[*]


[*] = Confidential Treatment Requested


JetFax Company Confidential                                              Page 33

                          JetSuite Table of Features
                                      [*]
        Listing Feature, Product included in, milestone and description.

                           Pages 34 through 40 have
                                 been redacted      [*]

[*] = Confidential Treatment Requested

JetFax Company Confidential                                              Page 34

[*]


Introduction
------------
[*]


Terminology
-----------
[*]


Alpha Quality Acceptance Criteria
---------------------------------
[*]



[*] = Confidential Treatment Requested

JetFax Company Confidential                                              Page 41

[*]


Beta Quality Acceptance Criteria
--------------------------------
[*]


Documentation
[*]


[*] = Confidential Treatment Requested


JetFax Company Confidential                                              Page 42

[*]


FCS (First Customer Shipment) Quality Acceptance Criteria
---------------------------------------------------------
[*]


Documentation
[*]


Revision B. FCS Quality Acceptance Criteria
-------------------------------------------
[*]


Documentation
[*]


Quality Statement
[*]


[*] = Confidential Treatment Requested


JetFax Company Confidential                                              Page 43

[*]


[*] = Confidential Treatment Requested


JetFax Company Confidential                                              Page 44

                          SOFTWARE LICENSE AGREEMENT

                      SCHEDULE B: SUPPLIER DOCUMENTATION


Supplier Documentation shall consist of User's Manuals for JetSuite Lite and JetSuite Pro versions. Each manual shall be sufficiently descriptive to permit a user of average computer capability to operate the Software features required by the Specification.


JetFax Company Confidential                                              Page 45

                          SOFTWARE LICENSE AGREEMENT

                             SCHEDULE C: ROYALTIES

C.1 REVENUE UNIT. For purposes of assessing royalties payable hereunder, each of the following, when offered for sale, lease or sublicense by ODC, shall be deemed one Revenue Unit ("RU"):

     a. A copy of the Software, in either the Lite or Pro version, made available as a component bundled with a hardware device that makes use of ODC's Multi Functional Peripheral Interface.

     b. A copy of the Software, in either the Lite or Pro version, made available by any means independently of a hardware device.

C.2 NON-REVENUE UNIT. For purposes of assessing royalties payable hereunder, a Non-Revenue Unit ("NRU") shall be deemed to be any RU on which no royalty shall be due and payable. The following are the only NRU's authorized hereunder:

     a.   Demo Units described in Paragraph 5.2 hereof.

C.3 ROYALTY. In consideration of the rights and licenses granted to ODC pursuant to Paragraph 3 hereof, ODC agrees to pay Supplier the following sums for each RU distributed by ODC either directly or through sublicensing to third parties:


               QUANTITIES                         AMOUNT DUE
               ----------                         ----------

                                                  JetSuite Lite Version

                                      [*]


[*] = Confidential Treatment Requested


JetFax Company Confidential                                              Page 46

C.4. MEDIUM OF PAYMENT. All royalties are payable in U.S. dollars.

C.5. PAYMENT OF ROYALTIES. The royalty payment obligation shall accrue upon distribution, which shall mean delivery of a copy of the Software to a third party, regardless of whether a sublicense shall have been executed or delivered and regardless of whether fees or prices are paid by such third party. ODC shall pay Supplier, within thirty (30) days after the conclusion of each calendar quarter, the amount of royalties owing to Supplier based on the Revenue Units distributed by ODC during such calendar quarter.

C.6. TAXES. The royalties and other payments set forth herein are net of, and ODC shall hold Supplier harmless from any withholding, sales, excise or use tax or taxes in lieu thereof, customs, local taxes or levies or similar governmental charges, including any interest and penalties thereon, except for U.S. taxes based on income earned by Supplier pursuant to this Agreement, which may be imposed by any governmental authority upon use or sublicensing of the Software or on this Agreement, except for any ten percent (10%) withholding tax levied on the payment of NRE, royalties or license fees by the Japanese government ("W/H Taxes"). If any W/H Taxes are required to be withheld, ODC will pay Supplier an adjusted amount such that the net amount after withholding of such Taxes will equal the amount that would have been otherwise payable under this Agreement less five percent (5%). The sums shown in the Payment Schedule of Schedule D.5 hereof have already been adjusted for W/H Taxes in this manner and shall not be subject to further adjustment.

C.7. MINIMUM COMMITMENT. In accordance with the Payment Schedule set forth in Schedule D hereof, ODC shall pay to Supplier [*] For purposes of this Paragraph C.7, the "first year" shall commence (i) upon first shipment of any model of the ODC MFF Products; or, (ii) shipment of the first production version of the Software with any model of the ODC MFF Products, whichever occurs later.


JetFax Company Confidential                                              Page 47


[*] = Confidential Treatment Requested

                          SOFTWARE LICENSE AGREEMENT

                       SCHEDULE D: CUSTOM MODIFICATIONS

D.1. LETTER OF INTENT. Pursuant to the terms of a Letter of Intent between the parties dated April 11, 1996, in anticipation of the execution of this Agreement, Supplier has been engaged in certain preliminary development and engineering activities relating to the modification of its JetSuite software programs to permit them to interoperate with the ODC MFF Products. Said Letter of Intent is hereby superseded by the terms of this Agreement.

D.2. STATEMENT OF WORK. Supplier shall customize its JetSuite software programs to perform those functions and provide those features described in Schedule A which is attached hereto and incorporated herein.

D.3. SCHEDULE. The dates for certain milestones in Supplier's customization effort set forth in Section D.5 hereto shall be deemed target dates only and Supplier makes and has made no representation that it will be able to complete any of the enumerated tasks on its target date. Supplier will use its best efforts to inform ODC of its progress and the parties intend to work together to mutually determine modifications to the tasks and target dates should such modifications become necessary.

D.4. DELIVERY. Deliverable items shall be furnished to ODC as described in Schedule E.

D.5. COMPENSATION AND PAYMENT SCHEDULE. Supplier acknowledges receipt of the sum of [*] from ODC in [*] representing the first increment of payment for NRE effort expended in the customization effort. Further non-refundable payments, which include compensation for this effort, for the minimum royalty commitment described in Schedule C hereof, and for the first year annual maintenance fee described in Schedule F hereof, shall be made as follows:


JetFax Company Confidential                                              Page 48


[*] = Confidential Treatment Requested

                               Payment Schedule
                               ----------------

          Event                      Amount                   Estimated Date

                                      [*]


     NOTE: The amounts shown are gross amounts prior to applying Japanese withholding tax of 10%.
           * Test criteria for these events are set forth in the ODC Acceptance Criteria portion of the Specification.

D.6  MEDIUM OF PAYMENT. All payments are payable in U.S. dollars.

D.7 MAINTENANCE SOURCE CODE. The following items constitute the Maintenance Source Code.

     o    [*]
     o    [*]

D.8  ODC-SUPPLIED SOFTWARE. The following items constitute the ODC-Supplied
Software:

     o    [*]
     o    [*]
     o    [*]



[*] = Confidential Treatment Requested


JetFax Company Confidential                                              Page 49

                          SOFTWARE LICENSE AGREEMENT

                             SCHEDULE E: DELIVERY

E.1    DELIVERABLE ITEMS.  The following shall be delivered by Supplier to ODC:

          (i)    Two copies of the Software in object code form;

          (ii)   One copy of the Maintenance Source Code; and

          (iii) Two copies of the Supplier Documentation in machine-readable form.

E.2 EXPORT CONTROLS. The Software and Documentation may be subject to export controls under the U.S. Export Administration Regulations and related U.S. laws. ODC shall (i) comply strictly with all legal requirements established under these controls; (ii) cooperate fully with Supplier in any audit that relates to these controls; and (iii) not export, re-export, divert, transfer or disclose, directly or indirectly ("Export"), the Software or Documentation to any country, or any national or resident thereof, with the U.S. Government determines from time to time is a country (or End User) to which such Export is restricted without obtaining the prior written authorization of Supplier and the applicable U.S. Government agency.


JetFax Company Confidential                                           Page 50

                          SOFTWARE LICENSE AGREEMENT

                            SCHEDULE F: MAINTENANCE



F.1. MAINTENANCE. For so long as maintenance is paid for under the terms of this Agreement, Supplier shall: (i) perform Maintenance Modifications, including the correction of Errors called to Supplier's attention by ODC, as soon as commercially reasonable, and shall promptly thereafter furnish to ODC such modifications and corrections, and, (ii) following delivery of the [*] respond fully and in writing, with reasonable promptness, to questions posed by a limited number (no more than six) of ODC personnel in engineering and/or marketing, designated by ODC, regarding design and operation of the Software and content of the Supplier Documentation.

F.2. COMPENSATION. The annual maintenance fee covering both JetSuite Lite and Pro versions shall be [*]

F.3. PAYMENT. The maintenance fee shall be prepaid annually. Payment for the first year of maintenance is included in the sums set forth in the Payment Schedule of Schedule D.5. Subsequent payments shall be made on the anniversary date of the actual Production Release date identified in said Payment Schedule as estimated to take place in [*]


JetFax Company Confidential                                              Page 51

[*] = Confidential Treatment Requested

                          SOFTWARE LICENSE AGREEMENT

                          SCHEDULE G: CONFIDENTIALITY


The "Proprietary Rights and Non-Disclosure Agreement", effective March 25, 1996, between the parties is attached hereto.


JetFax Company Confidential                                           Page 52

                          SOFTWARE LICENSE AGREEMENT

                          SCHEDULE H: TRADEMARK USAGE

H.1    Intellectual Property

H1.1   Trade Name and Trademarks.  The trade name and trademarks of Supplier that may be used by ODC in connection with the Agreement include:

                         JetFax
                         JetSuite
                         JetSuite Lite
                         JetSuite Pro

H1.2   Logos.  The logos of Supplier that may be used by ODC in connection with this Agreement are represented by artwork shown in Appendix I attached hereto and incorporated herein.

H.2    Screen Appearance

H2.1   Splash Screen.  The "Splash Screen" depicted in Appendix I shall be displayed momentarily in response to user selection of the JetSuite application.

H.2.2 About Box. The "About Box" depicted in Appendix I shall be displayed when selected by the user. It shall be located in the introductory screen for the main MFF application, as well as in connection with the printer drivers.

H3     No Modification.  The appearance and placement of any of Supplier's logos, trademarks, trademark and copyright notices, and the screen and boxes shown in Appendix I shall not be removed or modified by ODC or its sublicensees without the prior written consent of Supplier.


JetFax Company Confidential                                           Page 53

                                  SCHEDULE H
                                  APPENDIX I


                               [LOGO OF JETFAX]




                      [COMPUTER SCREEN SHOTS OF JETSUITE]


JetFax Company Confidential                                           Page 54

                          SOFTWARE LICENSE AGREEMENT

                         SCHEDULE I: ODC MFF PRODUCTS

I.   The ODC MFF Products include the following:

     A.   Present Models:

          [*]

     B.   Future Models:

          o [*]

          o [*]

                                      [*]

II.
     [*]


[*] = Confidential Treatment Requested


JetFax Company Confidential                                              Page 55